UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 18, 2018 (July 12, 2018)

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Introductory Note

On July 12, 2018, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), completed its previously announced acquisition (the “Acquisition”) of (i) all of the equity interests in certain subsidiaries owned by Haymaker Minerals & Royalties, LLC, a Delaware limited liability company (“Haymaker Minerals”), pursuant to the Securities Purchase Agreement (the “HMR Acquisition Purchase Agreement”) by and among the Partnership, Haymaker Minerals and Haymaker Services, LLC, a Delaware limited liability company (“Haymaker Services”), and (ii) all of the equity interests in certain subsidiaries owned by Haymaker Resources, LP, a Delaware limited partnership (“Haymaker Resources” and, together with Haymaker Minerals, the “Haymaker Sellers”), pursuant to the Securities Purchase Agreement (the “HR Acquisition Purchase Agreement” and, together with the HMR Acquisition Purchase Agreement, the “Haymaker Purchase Agreements”) by and among the Partnership, Haymaker Resources and Haymaker Services.

Item 1.01.                                        Entry into a Material Definitive Agreement.

Amendment to the Existing Credit Agreement

On July 12, 2018, in connection with the Acquisition, the Partnership entered into an amendment (the “Credit Agreement Amendment”) to the Partnership’s existing Credit Agreement, dated as of January 11, 2017 (the “Existing Credit Agreement” and, the Existing Credit Agreement as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”), by and among the Partnership, certain subsidiaries of the Partnership as guarantors, Frost Bank, as administrative agent, and the other lenders party thereto. The Credit Agreement Amendment increased commitments under the Amended Credit Agreement from $50 million to $200 million. Under the Amended Credit Agreement, availability under the facility will equal the lesser of the aggregate maximum commitments of the lenders and the borrowing base. The initial borrowing base under the Amended Credit Agreement was set at $200 million. The Amended Credit Agreement permits aggregate commitments under the facility to be increased to $500 million, subject to the satisfaction of certain conditions and the procurement of additional commitments from new or existing lenders.

The Credit Agreement Amendment amends the Existing Credit Agreement to provide for, among other things, (i) the addition of the subsidiaries the Partnership acquired in the Acquisition, as well as Kimbell Royalty Operating, LLC (“OpCo”), as guarantors under the Amended Credit Agreement, (ii) limitations on the Partnership’s ability to incur certain debt or issue preferred equity (other than 110,000 Series A Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”)), (iii) limitations on redemptions of the Preferred Units and the ability of the Partnership and the restricted subsidiaries of the Partnership to make distributions and other restricted payments, in each case, unless certain conditions are satisfied, (iv) increased limitations on the Partnership’s ability to dispose of certain assets or encumber certain assets, (v) a decrease in the applicable margin under the Existing Credit Agreement, which varies based upon the level of borrowing base usage, by 0.25% for each applicable level as set forth in the Amended Credit Agreement, such that the applicable margin will range from 1.00% to 2.00% in the case of ABR Loans (as defined in the Amended Credit Agreement) and 2.00% to 3.00% in the case of LIBOR Loans (as defined in the Amended Credit Agreement) and (vi) the addition of certain restrictions on the Partnership’s and OpCo’s ability to take certain actions or amend their organizational documents.  Additionally, the Credit Agreement Amendment permits certain transactions to effect the intended change of the Partnership’s U.S. federal income tax status from a pass-through partnership to an entity taxable as a corporation by means of a “check-the-box” election and to effect an “up-C” structure, including allowing for all assets and liabilities of the Partnership to be transferred to OpCo and for OpCo to become a non-wholly owned subsidiary guarantor.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Board Rights Agreement

As previously disclosed, on May 28, 2018, the Partnership entered into a Series A Preferred Unit Purchase Agreement (the “Preferred Purchase Agreement”) with certain affiliates of Apollo Capital Management, L.P.

(collectively, the “Purchasers”) to issue and sell the Preferred Units for a cash purchase price of $1,000 per Preferred Unit, resulting in gross proceeds to the Partnership of $110 million. The Preferred Units were offered in a private placement (the “Preferred Unit Transaction”) exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act. The terms and provisions of the Preferred Purchase Agreement are described in the Partnership’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 1, 2018 (the “Signing 8-K”).

On July 12, 2018, pursuant to the Preferred Purchase Agreement, the Partnership, Kimbell Royalty GP, LLC, the general partner of the Partnership (the “General Partner”), and Kimbell GP Holdings, LLC entered into a Board Representation and Observation Agreement (the “Board Rights Agreement”) with the Purchasers. Pursuant to the Board Rights Agreement, the Partnership granted holders of the Preferred Units board observer rights beginning three years after the closing of the Preferred Unit Transaction, and board appointment rights beginning four years after the closing of the Preferred Unit Transaction and in the case of events of default with respect to the Preferred Units. The information regarding the Board Rights Agreement set forth in Item 1.01 of the Signing 8-K is incorporated into this Item 1.01 by reference.

The foregoing description of the Board Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Board Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Voting Agreements

On July 12, 2018, pursuant to the Haymaker Purchase Agreements, the Partnership entered into (i) a Voting Agreement with Haymaker Minerals and (ii) a Voting Agreement with EIGF Aggregator III LLC, TE Drilling Aggregator LLC and Haymaker Management, LLC (collectively, the “Haymaker Resources Holders”), pursuant to which Haymaker Minerals and the Haymaker Resources Holders have agreed to vote in favor of (A) the Partnership’s proposal to change its U.S. federal income tax status from a partnership to an entity taxable as a corporation and (B) an amendment to the Kimbell Royalty GP, LLC 2017 Long-Term Incentive Plan to increase the number of common units representing limited partner interests in the Partnership (“Common Units”) eligible for issuance thereunder, subject to a cap set forth in the Haymaker Purchase Agreements.

The Voting Agreements prohibit Haymaker Minerals and the Haymaker Resources Holders from selling or disposing of Common Units at any time during the term of the Voting Agreements, subject to certain exceptions. The Voting Agreements terminate on January 8, 2019.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Voting Agreements, a copy of each of which is filed as Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

On July 12, 2018, pursuant to the terms of the Haymaker Purchase Agreements and the Preferred Purchase Agreement, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with Haymaker Minerals, the Haymaker Resources Holders and the Purchasers, pursuant to which, among other things, the Partnership has agreed to (i) prepare, file with the Commission and use its reasonable best efforts to cause to become effective within 160 days of the execution of the Registration Rights Agreement, a shelf registration statement (the “Shelf Registration Statement”) with respect to the resale of the Common Units issued to Haymaker Minerals and the Haymaker Resources Holders under the Haymaker Purchase Agreements and issuable upon conversion of the Preferred Units by the Purchasers (all such Common Units being “Registrable Securities”) that would permit some or all of the Registrable Securities to be resold in registered transactions, (ii) use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement while Haymaker Minerals, the Haymaker Resources Holders, the Purchasers and each of their transferees that hold Registrable Securities are in possession of Registrable Securities and (iii) under certain circumstances, initiate underwritten offerings for the Registrable Securities.

If the Shelf Registration Statement is not effective prior to the 180th day after the execution of the Registration Rights Agreement and, likewise, if a Shelf Registration Statement is not effective prior to the day the Preferred Units are convertible into Common Units pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Partnership Agreement”), then Haymaker Minerals, the Haymaker Resources Holders and the Purchasers, as applicable, will be entitled to certain liquidated damages as set forth in the Registration Rights Agreement.

In addition, the Registration Rights Agreement permits Haymaker Minerals, the Haymaker Resources Holders and the Purchasers to request to sell any or all of their Registrable Securities in an underwritten offering that is registered pursuant to a Shelf Registration Statement, subject to certain exceptions, including, among other things, that the gross proceeds from the sale are reasonably expected to exceed $50 million in the aggregate.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Transition Services Agreement

On July 12, 2018, pursuant to the Haymaker Purchase Agreements, the Partnership entered into a Transition Services Agreement with Haymaker Services (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, Haymaker Services will provide certain administrative services and accounting assistance on a transitional basis for total compensation of approximately $2.3 million through December 31, 2018, at which point, the Transition Services Agreement will terminate.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Transition Services Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On July 12, 2018, the Partnership completed the Acquisition of (i) all of the equity interests in certain subsidiaries owned by Haymaker Minerals pursuant to the HMR Acquisition Purchase Agreement and (ii) all of the equity interests in certain subsidiaries owned by Haymaker Resources pursuant to the HR Acquisition Purchase Agreement. The terms and provisions of each of the Haymaker Purchase Agreements are described in the Signing 8-K.

The aggregate consideration for the Acquisition consisted of (i) approximately $210 million in cash (the “Cash Consideration”), consisting of $87.3 million in cash pursuant to the HMR Acquisition Purchase Agreement (the $84 million purchase price, including amounts held in escrow, after standard pre-closing adjustments) and $129.5 million in cash pursuant to the HR Acquisition Purchase Agreement (the $126 million purchase price, including amounts held in escrow, after standard pre-closing adjustments), and (ii) the issuance of 10,000,000 Common Units (the “Common Unit Consideration”), consisting of 4,000,000 Common Units pursuant to the HMR Acquisition Purchase Agreement and 6,000,000 Common Units pursuant to the HR Acquisition Purchase Agreement. The Partnership funded the Cash Consideration with borrowings under the Amended Credit Agreement and net proceeds from the Preferred Unit Transaction. The Common Unit Consideration was issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

Upon the completion of the Acquisition, the subsidiaries the Partnership acquired from the Haymaker Sellers each became wholly-owned subsidiaries of the Partnership.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Amendment to the Existing Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

As reported in the Signing 8-K, on May 28, 2018, the Partnership entered into the Preferred Purchase Agreement with the Purchasers to issue and sell the Preferred Units in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.  Pursuant to the terms of the Preferred Purchase Agreement, the Partnership issued and sold the Preferred Units to the Purchasers on July 12, 2018. The terms and provisions of the Preferred Units are described in detail in the Signing 8-K, and such descriptions are incorporated into this Item 3.02 by reference to the Signing 8-K.

As reported in the Signing 8-K and pursuant to the Haymaker Purchase Agreements, on May 28, 2018, the Partnership agreed to issue the Common Unit Consideration in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

Pursuant to the terms of the Haymaker Purchase Agreements, the Partnership issued the Common Unit Consideration to Haymaker Minerals and the Haymaker Resources Holders on July 12, 2018.

Item 3.03.                                        Material Modification to Rights of Security Holders.

On July 12, 2018, the Partnership issued the Preferred Units pursuant to the Preferred Purchase Agreement, which Preferred Units entitle their holders to certain rights that are senior to the rights of holders of Common Units, such as rights to certain distributions and rights upon liquidation of the Partnership. In addition, on July 12, 2018, pursuant to the terms of the Haymaker Purchase Agreements and the Preferred Purchase Agreement, the Partnership entered into the Registration Rights Agreement with Haymaker Minerals, the Haymaker Resources Holders and the Purchasers with respect to the resale of the Registrable Securities. The general effect of the issuance of the Preferred Units and entry into the Registration Rights Agreement upon the rights of the holders of Common Units is more fully described in Items 1.01 and 5.03 of this Current Report on Form 8-K, which descriptions are incorporated into this Item 3.03 by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 12, 2018, in connection with the Preferred Unit Transaction, the General Partner amended and restated the First Amended and Restated Agreement of Limited Partnership of the Partnership by executing the Second Amended and Restated Partnership Agreement, which sets forth the rights, preferences, privileges and other terms relating to the Preferred Units.

A summary of the rights, preferences and privileges of the Preferred Units and other material terms and conditions of the Second Amended and Restated Partnership Agreement is set forth in the Signing 8-K and is incorporated herein by reference.

The foregoing description of the Second Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Second Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of Haymaker Minerals and Haymaker Properties, L.P. (“Haymaker Properties”) are not included in this Current Report on Form 8-K. Such financial statements will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(b) Financial Statements of Business Acquired.

Pro forma financial information relative to Haymaker Minerals and Haymaker Properties is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(d) Exhibits.

Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of Kimbell Royalty Partners, LP, dated as of July 12, 2018

4.1

Registration Rights Agreement, dated as of July 12, 2018, by and among Kimbell Royalty Partners, LP, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC, Haymaker Minerals & Royalties, LLC, AP KRP Holdings, L.P., ATCF SPV, L.P., Zeus Investments, L.P., Apollo Kings Alley Credit SPV, L.P., Apollo Thunder Partners, L.P., AIE III Investments, L.P., Apollo Union Street SPV, L.P., Apollo Lincoln Private Credit Fund, L.P, Apollo SPN Investments I (Credit), LLC and AA Direct, L.P.

10.1

Amendment No. 1 to Credit Agreement, dated as of July 12, 2018, by and among Kimbell Royalty Partners, LP, each of the guarantors party thereto, the several lenders from time to time parties thereto and Frost Bank, as administrative agent

10.2

Board Representation and Observation Agreement, dated as of July 12, 2018, by and among Kimbell Royalty Partners, LP, Kimbell Royalty GP, LLC, Kimbell GP Holdings, LLC, AA Direct, L.P., AP KRP Holdings, L.P., AIE III Investments, L.P., Apollo Kings Alley Credit SPV, L.P., Apollo SPN Investments I (Credit), LLC, Apollo Thunder Partners, L.P., ATCF SPV, L.P., Apollo Union Street SPV, L.P., Zeus Investments, L.P. and Apollo Lincoln Private Credit Fund, L.P.

10.3	Voting Agreement, dated as of July 12, 2018, by and between Haymaker Minerals & Royalties, LLC and Kimbell Royalty Partners, LP

10.4	Voting Agreement, dated as of July 12, 2018, by and among EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC and Kimbell Royalty Partners, LP

10.5	Transition Services Agreement, dated as of July 12, 2018, by and between Kimbell Royalty Partners, LP and Haymaker Services, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ R. Davis Ravnaas
R. Davis Ravnaas
President and Chief Financial Officer

Date: July 18, 2018